Exhibit 99.1

Smurfit Westrock Reports Fourth Quarter and Full Year 2024 Results

Dublin – February 12, 2025 – Smurfit Westrock plc (NYSE: SW, LSE: SWR) today announced the financial results for the fourth quarter and full year ended December 31, 2024.

Key points:

•	Fourth quarter Net Sales of approx. $7.5 billion
•	Fourth quarter Net Income of $146 million, with a Net Income Margin of 1.9%
•	Fourth quarter Adjusted EBITDA[1] of $1,166 million, with an Adjusted EBITDA Margin[1] of 15.5%
•	Full year Net Income of $319 million[2]
•	Full Year Combined Adjusted EBITDA[1] of $4.7 billion, in-line with guidance
•	Previously announced quarterly dividend of $0.4308 per ordinary share, an increase of 42%

Smurfit Westrock plc’s performance for the three months ended December 31, 2024 and December 31, 2023 (in millions, except margin percentages):

	December 31, 2024	December 31 2023[3]
Net Sales	$7,539	$2,862
Net Income	$146	$50
Net Income Margin	1.9%	1.8%
Adjusted EBITDA[1]	$1,166	$447
Adjusted EBITDA Margin[1]	15.5%	15.6%
Net Cash provided by Operating Activities	$781	$611
Adjusted Free Cash Flow[1]	$257	$391

Tony Smurfit, President and CEO, commented:

“I am pleased to report a strong fourth quarter performance with Net Income of $146 million, Adjusted EBITDA1 of $1,166 million and an Adjusted EBITDA Margin1 of 15.5%. For the full year, in line with our stated guidance, we have delivered a Full Year Combined Adjusted EBITDA1 of $4,706 million.

“While we are at the beginning of our journey, I am immensely proud of what our teams have achieved in our first six months as Smurfit Westrock. The operational and financial expertise that are hallmarks of this management team are already being applied as we transform the combined business.

“Our synergy program of $400 million is on track and will be completed by the end of this year. Moreover, there are significant operational and commercial opportunities, at least equating to that synergy target.

“Smurfit Westrock with its unrivalled scale, geographic reach and product portfolio has an unparalleled capacity to deliver innovative sustainable packaging solutions. As a world leader in paper-based packaging, our unique characteristics will enable us to deliver significant long-term value to our extensive customer base.

“The year has started well and in the first quarter of 2025, assuming current market conditions prevail, we anticipate delivering an Adjusted EBITDA4 of approximately $1.25 billion.

“Smurfit Westrock is creating a performance-led culture and a formidable team. We are very confident about the future opportunities and prospects for our business, in part reflected by our progressive dividend. For the current year, subject as always to macro-economic and climate risks, we expect continued and meaningful progress on our transformation journey.”

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow and Full Year Combined Adjusted EBITDA are non-GAAP measures. See the “Non-GAAP Financial Measures and Reconciliations” below for the discussion and reconciliation of these measures to the most comparable GAAP measures.

2 Smurfit Westrock plc’s results for the full year ended December 31, 2024 appear in the consolidated financials included below. For the January 1, 2024 – July 5, 2024 time period, these results reflect the historical financial results of legacy Smurfit Kappa Group plc, which is considered the accounting acquirer in the combination between Smurfit Kappa Group plc and WestRock Company, which closed on July 5, 2024.

3 All results reported for the three months ended December 31, 2023 reflect the historical financial results of legacy Smurfit Kappa Group plc, which is considered the accounting acquirer in the combination between Smurfit Kappa Group plc and WestRock Company, which closed on July 5, 2024.

4 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income).

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Earnings Call

Management will host an earnings conference call today at 7:30 AM ET / 12:30 PM GMT to discuss Smurfit Westrock’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the Company’s website at www.smurfitwestrock.com. The webcast will be available at https://investors.smurfitwestrock.com/overview and a replay of the webcast will be available on the website shortly after the call.

Forward Looking Statements

This press release includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) regarding, among other things, the plans, strategies, outcomes, outlooks, and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed combination of Smurfit Kappa Group plc and WestRock Company (the “Combination”), including, but not limited to, synergy program as well as our scale, geographic reach and product portfolio, and any other statements regarding the Company's future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events, outlook or performance. Statements that are not historical facts, including statements about the beliefs and expectations of the management of the Company, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include: economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions such as the COVID-19 pandemic; the Company's ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company's capital expenditures; risks related to international sales and operations; failures in the Company's quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company's systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with SOX, and remediate any weaknesses in controls and processes; the Company's ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company's ability to comply with changing environmental laws and regulations; the Company's ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company's significant levels of indebtedness; the impact of the Combination on the Company's credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company's shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics (such as the COVID-19 pandemic), geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company's ability to promptly and effectively integrate Smurfit Kappa's and WestRock's businesses; the Company's ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a US corporation or be subject to certain unfavorable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company's group operates or in economic or technological trends or conditions, and other risk factors included in the Company's filings with the Securities and Exchange Commission. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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About Smurfit Westrock

Smurfit Westrock is a leading provider of paper-based packaging solutions in the world, with approximately 100,000 employees across 40 countries.

Contacts
Ciarán Potts Smurfit Westrock T: +353 1 202 71 27 E: ir@smurfitwestrock.com	FTI Consulting T: +353 1 765 0800 E: smurfitwestrock@fticonsulting.com

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Consolidated Statements of Operations (Unaudited)

	in $ millions, except per share data
	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$7,539	$2,862	$21,109	$12,093
Cost of goods sold	(6,097)	(2,161)	(16,914)	(9,039)
Gross profit	1,442	701	4,195	3,054
Selling, general and administrative expenses	(996)	(459)	(2,793)	(1,604)
Transaction and integration-related expenses associated with the Combination	(45)	(61)	(395)	(78)
Operating profit	401	181	1,007	1,372
Pension and other postretirement non-service benefit (expense), net	7	(20)	(24)	(49)
Interest expense, net	(173)	(30)	(398)	(139)
Other expense, net	(12)	(27)	(25)	(46)
Income before income taxes	223	104	560	1,138
Income tax expense	(77)	(54)	(241)	(312)
Net income	146	50	319	826
Less: Net income attributable to noncontrolling interests	-	(1)	-	(1)
Net income attributable to common stockholders	$146	$49	$319	$825

Basic earnings per share attributable to common stockholders	$0.28	$0.19	$0.83	$3.19

Diluted earnings per share attributable to common stockholders	$0.28	$0.19	$0.82	$3.17

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Segment Information

Following the completion of the Combination, we reassessed our reportable segments due to changes in our organizational structure and how our chief operating decision maker (“CODM”) makes key operating decisions, allocates resources and assesses the performance of our business. The CODM is determined to be the executive management team, comprising the Group Chief Executive Officer and Group Chief Financial Officer. The CODM is responsible for assessing performance, allocating resources and making strategic decisions.

During the year ended December 31, 2024, we identified three operating segments, which are also our reportable segments:

i.	North America, which includes operations in the U.S., Canada and Mexico.
ii.	Europe, the Middle East and Africa (“MEA”), and Asia-Pacific (“APAC”).
iii.	Latin America (“LATAM”), which includes operations in Central America and Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru.

These changes reflect how we manage our business effective during the third quarter of 2024, following the completion of the Combination. Our operating segments are consistent with our internal management structure and no operating segments have been aggregated for disclosure purposes. Prior period comparatives have been recast to reflect the change in segments.

In the identification of the operating and reportable segments, we considered the level of integration of our different businesses as well as our objective to develop long-term customer relationships by providing customers with differentiated packaging solutions that enhance the customer’s prospects of success in their end markets.

The North America, Europe, MEA and APAC, and LATAM segments are each highly integrated within the segment and there are many interdependencies within these operations. They each include a system of mills and plants that primarily produce a full line of containerboard that is converted into corrugated containers within each segment or is sold to third parties.

In addition, the North America segment also produces paperboard, kraft paper and market pulp; other paper-based packaging, such as folding cartons, inserts, labels and displays and also engages in the assembly of displays as well as the distribution of packaging products.

The Europe, MEA and APAC segment also produces types of paper, such as solid board, kraft paper, and graphic paper; and other paper-based packaging, such as honeycomb, solid board packaging, folding cartons, inserts and labels; and bag-in-box packaging (located in Europe, Argentina, Canada, Mexico and the U.S.).

The LATAM segment also comprises forestry; other types of paper, such as paperboard and kraft paper; and paper-based packaging, such as folding cartons, honeycomb and paper sacks.

Inter-segment transfers or transactions are entered into under normal commercial terms and conditions on an arms-length basis.

Segment profitability is measured based on Adjusted EBITDA, defined as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service expense, net, share-based compensation expense, other (expense) income, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

The CODM uses Adjusted EBITDA for each segment predominantly: to forecast and assess the performance of the segments, individually and comparatively; to set pricing strategies for the segments; and to make decisions about the allocation of operating and capital resources to each segment strategically, in the annual budget and in the quarterly forecasting process. The CODM considers budget, or forecast, -to-actual variances on a quarterly and annual basis for segment Adjusted EBITDA to inform these decisions.

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Segment Information (continued)

Financial information by segment is summarized below.

	in $ millions, except margins
	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales (aggregate)
North America	$4,593	$384	$10,092	$1,624
Europe, MEA and APAC	2,521	2,147	9,577	9,193
LATAM	524	343	1,711	1,344
Total	$7,638	$2,874	$21,380	$12,161

Less net sales (intersegment)
North America	$72	$-	$191	$1
Europe, MEA and APAC	8	-	21	9
LATAM	19	12	59	58
Total	$99	$12	$271	$68

Net sales (unaffiliated customers)
North America	$4,521	$384	$9,901	$1,623
Europe, MEA and APAC	2,513	2,147	9,556	9,184
LATAM	505	331	1,652	1,286
Total	$7,539	$2,862	$21,109	$12,093

Adjusted EBITDA
North America	$710	$72	$1,610	$281
Europe, MEA and APAC	371	354	1,529	1,684
LATAM	121	57	378	274
Total	$1,202	$483	$3,517	$2,239

Adjusted EBITDA Margin Adjusted EBITDA/Net sales (aggregate)
North America	15.4%	18.7%	16.0%	17.3%
Europe, MEA and APAC	14.7%	16.5%	16.0%	18.3%
LATAM	23.1%	16.6%	22.1%	20.4%

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Consolidated Balance Sheets (Unaudited)

	in $ millions, except share data
	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents (amounts related to consolidated variable interest entities of $2 million and $3 million at December 31, 2024 and December 31, 2023, respectively)	$855	$1,000
Accounts receivable, net (amounts related to consolidated variable interest entities of $767 million and $816 million at December 31, 2024 and December 31, 2023, respectively)	4,117	1,806
Inventories	3,550	1,203
Other current assets	1,533	561
Total current assets	10,055	4,570
Property, plant and equipment, net	22,675	5,791
Goodwill	6,822	2,842
Intangibles, net	1,117	218
Prepaid pension asset	635	29
Other non-current assets (amounts related to consolidated variable interest entities of $389 million and $- million at December 31, 2024 and December 31, 2023, respectively)	2,455	601
Total assets	$43,759	$14,051

Liabilities and Equity
Current liabilities:
Accounts payable	$3,290	$1,728
Accrued expenses	715	278
Accrued compensation and benefits	882	438
Current portion of debt	1,053	78
Other current liabilities	1,393	484
Total current liabilities	7,333	3,006
Non-current debt due after one year	12,542	3,669
Deferred tax liabilities	3,600	280
Pension liabilities and other postretirement benefits, net of current portion	706	537
Other non-current liabilities (amounts related to consolidated variable interest entities of $335 million and $- at December 31, 2024 and December 31, 2023, respectively)	2,191	385
Total liabilities	26,372	7,877
Equity:
Preferred stock; $0.001 par value; 500,000,000 and Nil shares authorized; 10,000 and Nil shares outstanding at December 31, 2024 and December 31, 2023, respectively	-	-
Common stock; $0.001 par value; 9,500,000,000 and 9,910,931,085 shares authorized; 520,444,261 and 260,354,342 shares outstanding at December 31, 2024 and December 31, 2023, respectively	1	-
Deferred shares, €1 par value; 25,000 shares and 25,000 shares authorized; 25,000 and 100 shares outstanding at December 31, 2024 and December 31, 2023, respectively	-	-
Treasury stock, at cost (2,037,589, and 1,907,129 common stock at December 31, 2024, and December 31, 2023, respectively)	(93)	(91)
Capital in excess of par value	15,948	3,575
Accumulated other comprehensive loss	(1,446)	(847)
Retained earnings	2,950	3,521
Total stockholders’ equity	17,360	6,158
Noncontrolling interests	27	16
Total equity	17,387	6,174
Total liabilities and equity	$43,759	$14,051

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Consolidated Statements of Cash Flows (Unaudited)

	in $ millions
	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating activities:
Net income	$146	$50	$319	$826
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	593	150	1,464	580
Impairment charges on assets other than goodwill	21	5	24	5
Cash surrender value increase in excess of premiums paid	(3)	-	(17)	-
Share-based compensation expense	52	23	206	66
Deferred income tax benefit	(38)	(24)	(137)	(28)
Pension and other postretirement funding more than cost	(25)	(4)	(55)	(39)
Other	14	(6)	28	(10)

Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	278	182	(144)	245
Inventories	(58)	59	62	220
Other assets	16	22	(31)	43
Accounts payable	(47)	178	(273)	(260)
Income taxes	(39)	(53)	(5)	(99)
Accrued liabilities and other	(129)	29	42	10
Net cash provided by operating activities	781	611	1,483	1,559

Investing activities:
Capital expenditures	(569)	(268)	(1,466)	(929)
Cash paid for purchase of businesses, net of cash acquired	(3)	-	(719)	(29)
Proceeds from corporate owned life insurance	3	-	5	-
Proceeds from sale of property, plant and equipment	46	6	61	17
Deferred consideration paid	-	-	(1)	(4)
Other	4	8	6	14
Net cash used for investing activities	(519)	(254)	(2,114)	(931)

Financing activities:
Additions to debt	2,580	11	5,707	88
Repayments of debt	(2,681)	(16)	(4,321)	(136)
Debt issuance costs	(19)	-	(63)	-
Changes in commercial paper, net	34	-	1	-
Other debt (repayments) additions, net	(11)	-	2	(4)
Repayments of finance lease liabilities	(10)	(1)	(22)	(3)
Tax paid in connection with shares withheld from employees	(5)	-	(26)	-
Purchases of treasury stock	-	-	(27)	(30)
Cash dividends paid to stockholders	(157)	(92)	(650)	(391)
Other	7	(3)	6	(3)
Net cash (used for) provided by financing activities	$(262)	$(101)	$607	$(479)
Effect of exchange rate changes on cash and cash equivalents	(96)	15	(121)	10
(Decrease) increase in cash and cash equivalents	$(96)	$271	$(145)	$159
Cash and cash equivalents at beginning of period	951	729	1,000	841
Cash and cash equivalents at end of period	$855	$1,000	$855	$1,000

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Non-GAAP Financial Measures and Reconciliations

Smurfit Westrock plc (“Smurfit Westrock”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide Smurfit Westrock’s board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” and “Adjusted Free Cash Flow.” We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Definitions

Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service (benefit) expense, net, share-based compensation expense, other expense, net, impairment of goodwill and other assets, amortization of fair value step up on inventory, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business. Smurfit Westrock views Adjusted EBITDA as an appropriate and useful measure used to compare financial performance between periods. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because, in addition to income tax expense, depreciation, depletion and amortization expense, interest expense, net, pension and other postretirement non-service (benefit) expense, net, and share-based compensation expense, Adjusted EBITDA also excludes restructuring costs, impairment of goodwill and other assets and other specific items that management believes are not indicative of the operating results of the business. Smurfit Westrock and its board of directors use this information in making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Free Cash Flow”. Smurfit Westrock defines Adjusted Free Cash Flow as net cash provided by operating activities as adjusted for capital expenditures and to exclude certain costs not reflective of underlying operations. Management utilizes this measure in connection with managing Smurfit Westrock’s business and believes that Adjusted Free Cash Flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of Smurfit Westrock’s underlying operational performance, Smurfit Westrock believes that Adjusted Free Cash Flow also enables investors to perform meaningful comparisons between past and present periods.

Full Year Combined Adjusted EBITDA reflects unaudited financial information for Smurfit Kappa and WestRock on a combined basis, from January 1, 2024. This includes financial information for the six months ended

June 30, 2024, as described in the Supplemental Unaudited Historical Segment Financial Information on a Combined Basis presented in our Current Report on Form 8-K filed with the SEC on September 24, 2024, and financial information for the first five days of July, due to the Combination closing on July 5, 2024. Such information has not been prepared in compliance with Article 11 of Regulation S-X, nor prepared on a consolidated basis under U.S. GAAP. Combined Adjusted EBITDA Margin is calculated as Full Year Combined Adjusted EBITDA divided by Combined Net Sales.

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Reconciliations to Most Comparable GAAP Measure

Set forth below is a reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net income and Net Income Margin, the most directly comparable GAAP measures, for the periods indicated.

	in $ millions, except margins
	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$146	$50	$319	$826
Income tax expense	77	54	241	312
Depreciation, depletion and amortization	593	150	1,464	580
Amortization of fair value step up on inventory	(3)	-	224	-
Transaction and integration-related expenses associated with the Combination	45	61	395	78
Interest expense, net	173	30	398	139
Pension and other postretirement non-service (benefit) expense, net	(7)	20	24	49
Share-based compensation expense	52	23	206	66
Other expense, net	12	27	25	46
Other adjustments (1)	78	32	90	32
Adjusted EBITDA	$1,166	$447	$3,386	$2,128

Net Sales	$7,539	$2,862	$21,109	$12,093
Net Income Margin (Net Income/Net Sales)	1.9%	1.8%	1.5%	6.8%
Adjusted EBITDA Margin (Adjusted EBITDA/Net Sales)	15.5%	15.6%	16.0%	17.6%

(1) Other adjustments for the three months ended December 31, 2024, include a non-recurring, non-cash currency translation adjustment in Argentina of $42 million, restructuring costs of $34 million and losses at closed facilities of $2 million (three months ended December 31, 2023: $- million, $32 million and $- million, respectively). Other adjustments for the twelve months ended December 31, 2024, include restructuring costs of $56 million, a non-recurring, non-cash currency translation adjustment in Argentina of $42 million and losses at closed facilities of $10 million partially offset by a reimbursement of a fine from the Italian Competition Authority of $18 million (twelve months ended December 31, 2023: $32 million, $- million, $- million and $- million, respectively).

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Reconciliations to Most Comparable GAAP Measure (continued)

Set forth below is a reconciliation of the non-GAAP financial measure Full Year Combined Adjusted EBITDA to Net income, the most directly comparable GAAP measure.

in $ millions, except margins
Twelve months ended
December 31, 2024
Net income as reported by Smurfit Westrock	$319
Preacquisition net loss of WestRock	(16)
Combined net income	303
Combined:
Income tax expense	258
Depreciation, depletion and amortization	2,270
Amortization of fair value step up on inventory	224
Transaction and integration-related expenses associated with the Combination	531
Interest expense, net	613
Pension and other postretirement non-service expense, net	28
Share-based compensation expense	231
Other expense, net	52
Other adjustments (1)	196
Combined Adjusted EBITDA	$4,706

Combined Net Sales	$30,904
Combined Net Income Margin (Combined Net Income/Combined Net Sales)	1.0%
Combined Adjusted EBITDA Margin (Combined Adjusted EBITDA/Combined Net Sales)	15.2%

(1) Other adjustments for the twelve months ended December 31, 2024, primarily include restructuring costs of $118 million, a non-recurring, non-cash currency translation adjustment in Argentina of $42 million, business transformation costs of $35 million, losses at closed facilities of $22 million partially offset by a reimbursement of a fine from the Italian Competition Authority of $18 million.

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Free Cash Flow to Net cash provided by operating activities, the most directly comparable GAAP measure, for the periods indicated.

	in $ millions
	Three months ended		Twelve months ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net cash provided by operating activities	$781	$611	$1,483	$1,559
Capital expenditures	(569)	(268)	(1,466)	(929)
Free Cash Flow	$212	$343	$17	$630
Adjustments:
Transaction and integration costs	80	49	443	66
Bridge facility fees	-	2	-	10
Restructuring costs	18	3	64	16
Italian competition fine reduction	(18)	-	(18)	-
Tax on above items	(35)	(6)	(77)	(6)
Adjusted Free Cash Flow	$257	$391	$429	$716

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